Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-8 of Transfer Technology International Corp. of our report dated April 15, 2011, relating to our audit of the consolidated financial statements, incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
August 8, 2011